Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Izhak Lax, Adv.

Eyal Globus, Adv.

Amit Moshe Cohen, Adv.

Igal Rosenberg, Adv.

Sagiv Bar Shalom, Adv.

Avi Omrad, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Jonathan Friedland, Adv. ***

Tali Pery, Adv.

Tsvia shiff, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary****

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Ehud Kremer. Adv.

Liav Menachem, Adv. Notary & Mediator

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Israel Asraf, Adv. & Notary

Shay Almakies, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Inbal Rachamim Avital, Adv.

Nidal Siaga, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Liron Tery, Adv.

Idan Halili, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Yair Seindlis, Adv.

Ronit Rabinovich, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Ariel Regev, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Eran Lasker , Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv.

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Or Nass, Adv.

Nina Aharonov, Adv.

Omer Katzir, Adv. & economist

Adi Barnes, Adv.

Hila Naor, Adv.

Idit Koren, Adv.

Noy Keren, Adv.

Ronit Israeli, Adv.

Felix Naftaliev, Adv.

Lipaz Karni, Adv.

Eli Hirsch, Adv.

Dov Alter, Adv.

Itay Bendet, Adv.

Monica kevorkian karawani, Adv.

Shahaf Zuker, Adv.

Shlomi Cohen, Adv.

Oran Bukelman, Adv.

Israel Kaluska Adv.

Dor Elkrif; Adv.

Oria Haim, Adv.

Hadar Raz, Adv.

Lior Kreshes, Adv.

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel *****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

***Member of the Bar, Israel and New York; Consular Agent and Honorary Consul of the United States of America (Ret.)
**** Accredited by the consulate of France

***** Honorary Consul Of The Republic

Of Poland (ret.)

June 2, 2021

XTL Biopharmaceuticals Ltd.

5 Badner St.

Ramat Gan 4365603,

Israel

Dear Sir and Madam:

We have acted as Israeli counsel to XTL Biopharmaceuticals Ltd. (the “Company”), a company organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-3 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of the offering for resale by the selling shareholders therein of up to an aggregate to 201,500,000 ordinary shares, par value NIS 0.1 per share of the Company (the “Ordinary Shares”) consisting of (i) 136,500,000 Ordinary Shares represented by 1,365,000 ADSs issuable upon exercise of unregistered warrants originally issued to investors in a private placement in March 2017; (ii) 60,000,000 Ordinary Shares represented by 600,000 ADSs issuable upon exercise of unregistered warrants originally issued to investors in a private placement in February 2017 and (iv) 5,000,000 Ordinary Shares represented by 50,000 ADSs issuable upon exercise of warrants issued to the placement agent and its affiliates in connection with the February 2017 private placement (collectively the “Warrants”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumption, limitation and qualifications set forth herein, we are of the opinion that the Ordinary Shares underlying the Warrants, when paid up for and issued pursuant to the terms of the applicable warrants, will be dully authorized, legally issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Doron, Tikotzky, Kantor, Gutman, Ness, Amit Gross and Co.

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